UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 19, 2024
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $0.001 PER SHARE	EGHT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.   Other Events

On August 22, 2012, 8x8, Inc. (the “Company”) filed an Amended and Restated Certificate of Incorporation (the “Amended Charter”) with the Delaware Secretary of State, which increased the number of authorized shares of the Company’s common stock (“Common Stock”) from 100,000,000 to 200,000,000 shares. The Company’s stockholders voted to approve the proposal to amend the Company’s Certificate of Incorporation by a vote of 48,288,235 for the proposal, 9,529,915 against the proposal, 1,330,434 abstaining, and no broker non-votes. The Company believes that the Amended Charter was validly approved in accordance with NYSE Rule 452, which treats proposals to amend a charter as a “routine” matter and permits brokers to exercise discretionary authority to vote in favor of such proposals (the “Charter Amendment Proposal”). Computershare Trust Company, N.A., in its capacity as the Inspector of Elections for the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”), properly calculated the stockholder vote by allowing brokers’ discretionary voting and certified that the Charter Amendment Proposal had passed.

On February 7, 2024, the Company’s Board of Directors received a letter from the law firm of Purcell & Lefkowitz LLP on behalf of one purported stockholder. Among other matters, the stockholder letter alleged that because the Proxy Statement on Schedule 14A for the 2012 Annual Meeting had described the Charter Amendment Proposal as a “non-routine” matter, rather than as a “routine” matter, the Amended Charter and subsequent amendment to the Amended Charter and issuances of Common Stock pursuant thereto were not validly authorized.

To resolve any uncertainty with respect to the validity of the Amended Charter, on February 20, 2024, the Company filed an application in the Delaware Court of Chancery (the “Court of Chancery”) under Section 205 of the Delaware General Corporation Law (the “DGCL”), seeking to validate the filing and effectiveness of the Amended Charter and subsequent amendment to the Amended Charter on July 12, 2022 to further increase the number of authorized shares of Common Stock from 200,000,000 to 300,000,000 shares (the “Second Amended Charter”) (which was properly approved by stockholders at the Company’s 2022 Annual Meeting of Stockholders), and issuances of Common Stock pursuant to the Amended Charter and the Second Amended Charter (the “Section 205 Application”). Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts. A copy of the Section 205 Application in the form filed with the Court of Chancery is attached as Exhibit 99.1 to this Current Report on Form 8-K. Concurrently with the Section 205 Application, the Company filed a motion to expedite the hearing on the Section 205 Application.

On March 19, 2024, the Court of Chancery granted the Company’s motion to expedite and directed the Company to (1) file this Form 8-K, attaching the Section 205 Application; and (2) notify stockholders that the Court of Chancery will hold a final hearing to consider the merits of the Section 205 Application on April 4, 2024, at 11:00 a.m. Eastern Time, by Zoom (the “Section 205 Hearing”).

This Current Report on Form 8-K constitutes notice of the Section 205 Hearing. If any stockholder of the Company wishes to express a position on the Section 205 Application, such stockholder may (1) appear at the Section 205 Hearing or (2) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re 8x8, Inc., C.A. No. 2024-0154-KSJM (Del. Ch.), in advance of the Section 205 Hearing, and any such written submission should be emailed to the Company’s counsel, Edward Micheletti, Skadden, Arps, Slate, Meagher & Flom, at edward.micheletti@skadden.com.

If any stockholder of the Company wishes to listen to the Section 205 Hearing, such stockholder may do so by dialing into the following listen-only line: (774) 267-2687. If any stockholder of the Company wishes to appear at the Section 205 Hearing to express a position on the Section 205 Application, such stockholder may contact the Company’s counsel, Edward Micheletti, at edward.micheletti@skadden.com in advance of the Section 205 Hearing to obtain information on how to appear and participate in the Section 205 Hearing via Zoom.

(d) Exhibits.

Exhibit	Description
99.1	Application filed by 8x8, Inc. in the Delaware Court of Chancery on February 20, 2024
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 21, 2024

8x8, Inc.

By:	/s/ LAURENCE DENNY
Laurence Denny
Chief Legal Officer